UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act of 1934

STRYKER CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Michigan	38-1239739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2825 Airview Boulevard
Kalamazoo, Michigan	49002
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
1.125% Notes due 2023 2.125% Notes due 2027 2.625% Notes due 2030 Floating Rate Notes due 2020	New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-209526

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered

Stryker Corporation (the “Company”) registers hereunder its 1.125% Notes due 2023, 2.125% Notes due 2027, 2.625% Notes due 2030 and Floating Rate Notes due 2020 (collectively, the “Notes”). For a description of the Notes, reference is made to the information under the heading (i) “Description of the Notes” in the Company’s prospectus supplement dated November 27, 2018 (the “Prospectus Supplement”), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 29, 2018 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, supplementing the Company’s prospectus, dated February 12, 2016 (the “Prospectus”), which forms part of the Company’s registration statement on Form S-3 (No. 333-209526), filed with the Commission on February 12, 2016, and (ii) “Description of Debt Securities” in the Prospectus. Each description referred to above is hereby incorporated by reference herein.

Item 2: Exhibits

Exhibit 4.1	Indenture, dated as of January 15, 2010, between Stryker Corporation and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 15, 2010).

Exhibit 4.2	Fifteenth Supplemental Indenture (including the form of the note), dated November 30, 2018, between Stryker Corporation and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 30, 2018).

Exhibit 4.3	Sixteenth Supplemental Indenture (including the form of the note), dated November 30, 2018, between Stryker Corporation and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on November 30, 2018).

Exhibit 4.4	Seventeenth Supplemental Indenture (including the form of the note), dated November 30, 2018, between Stryker Corporation and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on November 30, 2018).

Exhibit 4.5	Eighteenth Supplemental Indenture (including the form of the note), dated November 30, 2018, between Stryker Corporation and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on November 30, 2018).

Exhibit 4.6	Form of 1.125% Notes due 2023 (included in Exhibit 4.2 above).

Exhibit 4.7	Form of 2.125% Notes due 2027 (included in Exhibit 4.3 above).

Exhibit 4.8	Form of 2.625% Notes due 2030 (included in Exhibit 4.4 above).

Exhibit 4.9	Form of Floating Rate Notes due 2020 (included in Exhibit 4.5 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Stryker Corporation
(Registrant)

Dated: November 30, 2018	By:	/s/ Glenn S. Boehnlein
	Name:	Glenn S. Boehnlein
	Title:	Vice President, Chief Financial Officer